EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2023 of Cyber App Solutions Corp (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1)
1) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2023, to which this Certification is attached as Exhibit 32.1 (the "Report"), fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2)
The information contained in the Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Report and results of operations of the Registrant for the periods covered by the Report of the Company.

Date: November 20, 2023

/s/ Kenneth Winters

Kenneth Winters

Chief Financial Officer

(Principal Financial Officer)